                          CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 60 to the Registration Statement on Form N-1A of our reports dated November 17, 1995, relating to the financial statements and financial highlights appearing in the October 31, 1995 Annual Reports to Shareholders of the International Discovery Fund, International Stock Fund, European Stock Fund, Japan Fund, Latin America Fund, New Asia Fund and Emerging Markets Stock Fund (seven of the portfolios constituting T. Rowe Price International Funds, Inc.). We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.

          /s/PRICE WATERHOUSE LLP
          Price Waterhouse LLP
          Baltimore, Maryland
          February 5, 1996

                          CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 60 to the Registration Statement on Form N-1A of the Foreign Equity Fund (the portfolio comprising Institutional International Funds, Inc.) and the Global Stock Fund (one of the portfolios constituting T. Rowe Price International Funds, Inc.).


          /s/PRICE WATERHOUSE LLP
          Price Waterhouse LLP
          Baltimore, Maryland
          February 5, 1996

                          CONSENT OF INDEPENDENT ACCOUNTANTS


          To the Board of Directors of
               T. Rowe Price International Funds, Inc. and
               Shareholders of T. Rowe Price New Asia Fund

               We consent to the incorporation by reference in Post-Effective Amendment No. 60 to the Registration Statement of the
          T. Rowe Price International Funds, Inc. on Form N-1A (File No. 002-65539) of our report dated November 17, 1994, on our audit of the statement of changes in net assets for the year ended October 31, 1994, and the financial highlights for the year then ended, the ten months ended October 31, 1993, each of the two years in the period ended December 31, 1992, and from September 28, 1990 (commencement of operations) to December 31, 1990 of the T. Rowe Price New Asia Fund.


          /s/COOPERS & LYBRAND L.L.P.
          Coopers & Lybrand L.L.P.
          Baltimore, Maryland
          February 5, 1996

                          CONSENT OF INDEPENDENT ACCOUNTANTS


          To the Board of Directors of
          T. Rowe Price International Funds, Inc.
          and the Shareholders of
          T. Rowe Price New Asia Fund

               We have audited the statement of changes in net assets for the year ended October 31, 1994, and the financial highlights for the year ended October 31, 1994, and ten months ended October 31, 1993, each of the two years in the period ended December 31, 1992, and from September 28, 1990 (commencement of operations) to December 31, 990 of the T. Rowe Price New Asia Fund (the "Fund"). This financial statement and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement and financial highlights based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               In our opinion, the financial statement and financial highlights referred to above present fairly, in all material respects, the changes in net assets for the year ended October 31, 1994 and the financial highlights of the Fund for each of the respective periods stated in the first paragraph in conformity with generally accepted accounting principles.


          /s/COOPERS & LYBRAND L.L.P.
          Coopers & Lybrand L.L.P.
          Baltimore, Maryland
          November 17, 1994





















          PAGE 5
                                             February 5, 1996


          Coopers and Lybrand LLP
          217 East Redwood Street
          Baltimore, Maryland 21202

          Ladies and Gentlemen:

          This letter is furnished in connection with the options and consents you are to give with respect to the financial statements of T. Rowe Price New Asia Fund (one of the portfolios constituting T. Rowe Price International Funds, Inc.) and the Foreign Equity Fund (the portfolio comprising Institutional International Funds, Inc.) for the periods ended October 31, 1994, which statements are to be incorporated by reference in the Prospectuses and Statement of Additional Information constituting parts of the Post-Effective Amendments No. 60 and No. 7 to the respective Fund's Registration Statements on Form N-1A.

          We have audited the financial statements of T. Rowe Price New Asia Fund and the Foreign Equity Fund for the year ended October 31, 1995 as set forth in our reports dated November 17, 1995. During our audit, we obtained no knowledge of any significant matters that might have a material effect on, or require disclosure in the financial statements for the periods ended October 31, 1994.

          In addition we have (1) read the minutes of meetings of shareholders and the boards of directors as set forth in the minute books at February 5, 1996, officials of the company having advised us that the minutes of all such meetings through that date were set forth therein, (2) reviewed the unaudited financial information of the Funds for the period ended February 5, 1996,
          (3) made inquiries of and obtained letters of representation from the Funds' legal counsel concerning litigation, claims and assessments, and (4) made inquiries of, had discussions with and obtained letters of representation from certain officials responsible for financial and accounting matters of the Funds as to transactions and events subsequent to October 31, 1995. The foregoing procedures do not constitute an audit in accordance with generally accepted auditing standards and, accordingly, we cannot and do not express an opinion on the financial statements subsequent to October 31, 1995. Nothing has come to our attention as a result of the foregoing procedures which in our judgment would indicate that during the period from October 31,



















          PAGE 6
          1995 to February 5, 1996 there have been any events which would have a material effect on, or require disclosure in, the financial statements covered by your opinions.

          This letter is solely for your information in connection with your previously mentioned opinions and consents.

                                             Yours very truly,

                                             /s/Price Waterhouse LLP
                                             PRICE WATERHOUSE LLP